UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2024
__________________
Arvinas, Inc.
(Exact name of registrant as specified in its charter)
__________________

Delaware	001-38672	47-2566120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 535-1456
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On December 10, 2024, Arvinas, Inc. (the “Company”), along with Pfizer, Inc. ("Pfizer"), announced preliminary data from the ongoing Phase 1b portion of the TACTIVE-U sub-study of vepdegestrant in combination with abemaciclib among patients with locally advanced or metastatic estrogen receptor (“ER”) positive (“ER+”)/human epidermal growth factor receptor 2 negative (“HER2-”) breast cancer. Vepdegestrant is an investigational oral PROteolysis TArgeting Chimera ("PROTAC") ER degrader designed to harness the body’s natural protein disposal system to specifically target and degrade the ER and is being co-developed by the Company and Pfizer.
These data (data cut-off: August 30, 2024) will be presented in a poster at the 2024 San Antonio Breast Cancer Symposium (“SABCS”) in San Antonio, Texas on December 12, 2024. Preliminary results from 16 patients in the Phase 1b sub-study demonstrated a tolerable safety profile for the combination of abemaciclib 150 mg twice daily (“BID”) with the recommended Phase 3 monotherapy dose of vepdegestrant (200mg once daily (“QD”)). A clinical benefit rate (“CBR”) of 62.5% was observed among patients with both mutant ESR1 and wild-type ESR1 disease who had all been previously treated with a cyclin-dependent kinase (“CDK”) 4/6 inhibitor. Pharmacokinetic data demonstrated no significant drug-drug interaction between vepdegestrant and abemaciclib and no clinically meaningful effect on abemaciclib exposure was observed. In addition to tolerability, the results demonstrated a safety profile consistent with both the known properties of abemaciclib and observed data in other clinical trials for vepdegestrant. These findings support the ongoing Phase 2 portion of the study, which is evaluating full dose abemaciclib (150mg BID) in combination with vepdegestrant (200 mg QD) in post-CDK4/6 advanced breast cancer.
A copy of the press release is attached as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.
The information in this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01. Other Events.
On December 10, 2024, the Company, along with Pfizer, announced preliminary data from the ongoing Phase 1b portion of the TACTIVE-U sub-study of vepdegestrant in combination with abemaciclib among patients with locally advanced or metastatic ER+/ HER2- breast cancer. Vepdegestrant is an investigational oral PROTAC ER degrader designed to harness the body’s natural protein disposal system to specifically target and degrade the ER and is being co-developed by the Company and Pfizer.
These data (data cut-off: August 30, 2024) will be presented in a poster at the 2024 SABCS in San Antonio, Texas on December 12, 2024. Preliminary results from 16 patients in the Phase 1b sub-study demonstrated a tolerable safety profile for the combination of abemaciclib 150 mg BID with the recommended 200mg QD Phase 3 monotherapy dose of vepdegestrant. Pharmacokinetic data demonstrated no significant drug-drug interaction between vepdegestrant and abemaciclib and no clinically meaningful effect on abemaciclib exposure was observed. Below are the key findings included in the poster:
•100% of patients had prior treatment with a CDK4/6 inhibitor.
•Tolerability is generally consistent with the profile of abemaciclib and with results previously observed in other clinical trials of vepdegestrant. The most common any grade treatment-emergent adverse events (“TEAE”) were diarrhea, nausea and fatigue. There were no dose-limiting toxicities and no grade 4 or 5 TEAEs.
•There was no significant drug-drug interaction, and data reflected vepdegestrant has no clinically meaningful effect on abemaciclib exposure.
•The CBR (CBR, defined as the rate of confirmed complete response, partial response, or stable disease ≥ 24 weeks) was 62.5% in all CBR-eligible patients (10/16), 62.5% in patients with mutant ESR1 (5/8), and 62.5% in patients with wild-type ESR1 (5/8).
•The objective response rate in evaluable patients was 26.7% overall (4/15), 37.5% in patients with mutant ESR1 (3/8), and 14% in patients with wild-type ESR1 (1/7).
•Five patients remained on study treatment as of the August 30, 2024 data cut-off.

These data support the ongoing Phase 2 portion of the TACTIVE-U clinical trial, which is evaluating full dose abemaciclib (150mg BID) in combination with vepdegestrant (200 mg QD) in post-CDK4/6 advanced breast cancer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated December 10, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINAS, INC.

Date: December 10, 2024	By:	/s/ Andrew Saik
Andrew Saik Chief Financial Officer